Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re:	:	Chapter 11
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GENERAL MARITIME CORPORATION, et al.,	:	Case No. 11-15285 (MG)
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Debtors.	:	Jointly Administered
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ORDER PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE
AUTHORIZING THE DEBTORS TO ENTER INTO AN EQUITY COMMITMENT
AGREEMENT AND TO PAY CERTAIN FEES IN CONNECTION THEREWITH

Upon the motion (the “Motion”)1 of General Maritime Corporation (“General Maritime”) and substantially all of its direct and indirect subsidiaries, as chapter 11 debtors and debtors-in-possession (each a “Debtor” and collectively the “Debtors,” and together with its non-Debtor affiliates, the “Company”) in the above-captioned chapter 11 cases (the “Chapter 11 Cases”) for entry of an order (a) authorizing the Debtors to enter into an equity commitment agreement attached hereto as Annex 1 (the “Equity Commitment Agreement,”) to be entered into by and between the Debtors and one or more affiliates of OCM Marine Investment CTB, Ltd. (“OCM”); and (b) approving payment of a commitment fee (the “Commitment Fee”), expense reimbursement (“Expense Reimbursement”), and a break-up fee (the “Break-up Fee,” and together with the Commitment Fee and the Expense Reimbursement, the “OCM Fees”) in connection with the Equity Commitment Agreement, all as more fully set forth in the Motion; and the Court having subject matter jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. § 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 10, 1984 (Ward, Acting C.J.); and the Motion being a core proceeding under 28 U.S.C. § 157(b); and venue being proper before the Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided, and no other or further notice need be provided; and the relief requested in the Motion being in the best interests of the Debtors and their estates and creditors; and the Court having reviewed the Motion, and having heard the statements in support of the relief requested therein at a hearing before the Court (the “Hearing”); and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor;

1  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Motion or the Equity Commitment Agreement (as applicable).

IT IS FOUND AND DETERMINED THAT:

A.           The findings and conclusions set forth herein and on the record constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made applicable to these proceedings pursuant to Bankruptcy Rule 9014.  To the extent that any finding of fact shall later be determined to be a conclusion of law, it shall be so deemed and vice versa.

B.           The Court has jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334.  Consideration of the Motion and the requested relief is a core proceeding pursuant to 28 U.S.C. § 157(b).  Venue is proper in this District pursuant to 28 U.S.C. §§ 1408 and 1409.

C.           The Debtors’ decision to enter into the Equity Commitment Agreement is a sound exercise of the Debtors’ business judgment, is consistent with their fiduciary duties, and is based on good, sufficient and sound business purposes.

D.           The Debtors’ decision to enter into the Equity Commitment Agreement was made on an informed basis, in good faith, and in the honest belief that the action was in the best interests of the Debtors.

E.            The Equity Commitment Agreement is the product of arm’s length and good faith negotiations by and among the Debtors, OCM, the Prepetition Senior Lenders and their respective professional advisors.

F.            The OCM Fees are reasonable and warranted on the terms set forth in the Equity Commitment Agreement in light of (i) the significant benefit to the Debtors’ estates of having a definitive equity commitment to fund a confirmable chapter 11 plan; (ii) the absence of any other parties prepared to make a comparable equity commitment at any time before the Petition Date; (iii) the substantial time, effort, and costs incurred by OCM in negotiating and documenting the Equity Commitment Agreement and the Restructuring Support Agreement and reserving the funds to make the equity investment pending confirmation of the Plan; and (iv) the risk to OCM that the Debtors may ultimately enter into an Alternative Transaction.  The amount of each of the OCM Fees is comparable to industry standards and is reasonable and customary for this type of transaction.  The payment of the OCM Fees, in each case in the circumstances, and upon the terms and conditions, set forth in the Equity Commitment Agreement, are bargained-for and integral parts of the transactions specified in the Equity Commitment Agreement and, without such inducements, OCM would not have agreed to the terms and conditions of the Equity Commitment Agreement.  Accordingly, the foregoing transactions are reasonable and enhance the value of the Debtors’ estates.

G.           Nothing in the Equity Commitment Agreement shall limit the Debtors’ ability to solicit, encourage, and negotiate an Alternative Transaction with any other investor with the qualifications and commitment to make an equity investment in the Debtors’ restructuring.

H.           The Debtors’ entry into the Equity Commitment Agreement complies with any and all applicable statutes, laws, regulations or orders.

I.           All parties-in-interest have been afforded a reasonable opportunity to object and be heard with respect to the Motion and the transactions set forth within the Equity Commitment Agreement and all of the relief granted herein.

J.           The Equity Commitment Agreement and all accompanying relief requested in the Motion serves to maximize estate value for the benefit of all the Debtors’ stakeholders and parties in interest, and is otherwise in the best interests of the Debtors, their estates, shareholders, creditors and all parties in interest.

BASED ON THE FOREGOING, IT IS HEREBY ORDERED THAT:

1.            The Motion is granted as provided herein.

2.            This Order constitutes a Final Order within the meaning of 28 U.S.C. § 158(a) and the provisions of this Order are non-severable and mutually dependent.

3.            All objections to the Motion or the relief requested therein, if any, that have not been withdrawn, waived or settled, and all reservations of rights included therein, are overruled with prejudice.

4.            The Debtors are authorized to execute the Equity Commitment Agreement and to execute, deliver, implement and fully perform any and all obligations, instruments, documents and papers contemplated under the Equity Commitment Agreement.

5.            The Equity Commitment Agreement, and each of the terms and provisions included therein, are approved in their entirety pursuant to section 363 of the Bankruptcy Code; provided, however, the Milestone with respect to the filing of a Plan and Disclosure Statement set forth in the Restructuring Support Agreement and the Equity Commitment Agreement shall be January 18, 2012. For the avoidance of doubt, the deadlines set forth in the Milestones numbered 8 through 12 on Exhibit D to the Restructuring Support Agreement shall remain as set forth therein subject to the terms and conditions of the Restructuring Support Agreement.

6.            The Equity Commitment Agreement shall be effective and binding upon each of the Debtors and OCM in accordance with the terms and conditions set forth therein as of the date of entry of this Order.

7.            The Debtors are authorized to solicit, encourage and negotiate an Alternative Transaction through the beginning of the confirmation hearing on the Plan, including authority to the enter into confidentiality agreements with potential investors and maintain an electronic data room for the purpose of disseminating due diligence information.

8.            The Debtors are authorized to pay the Break-Up Fee and the Expense Reimbursement as administrative expenses on the terms and conditions set forth in the Equity Commitment Agreement.  The Break-Up Fee and the Expense Reimbursement shall constitute allowed administrative expenses against the Debtors’ estates pursuant to sections 503 and 1129(a)(4) of the Bankruptcy Code, or otherwise; provided, however, if the Bankruptcy Court determines that the prepetition liens and/or claims under the Oaktree Facility  should be avoided, subordinated, disallowed or recharacterized, OCM shall reimburse the Debtors for all professional fees and expenses in connection with OCM’s defense of any complaint brought by the Creditors’ Committee or any other party in interest (following the filing and prosecution of such complaint) with respect to such liens or claims.  For the avoidance of doubt,OCM shall not be required to reimburse any professional fees or expenses in connection with the Restructuring Support Agreement, Equity Commitment Agreement, Plan, exclusivity, or any pleading in connection therewith, or monitoring the cases.

9.            OCM’s professionals shall provide reasonably detailed fee statements (redacted if necessary for privilege, confidentiality or otherwise sensitive information) to the Office of the U.S. Trustee and counsel for the Debtors and the Creditors’ Committee.  Unless a written objection regarding the reasonableness of such fees and expenses is delivered to OCM’s and the Debtors’ counsel within ten (10) days of presentment of such fee statements, the Debtors shall timely pay such fees and expenses in accordance with the Equity Commitment Agreement.  If any objection is not consensually resolved among OCM and the objecting party, the Bankruptcy Court will determine the reasonableness of such fees and expenses.

10.            Notwithstanding anything else provided in the Equity Commitment Agreement, the Restructuring Support Agreement or any other document, the Break-Up Fee shall be reduced from $12.5 million to $7.75 million.

11.            The terms and conditions of, and the Debtors’ obligations under (both before and as of the date of entry of this Order), the Equity Commitment Agreement are hereby approved.

12.            In the event of any inconsistencies between the terms of the Equity Commitment Agreement and this Order, this Order shall govern and control.

13.           The Debtors are authorized and empowered to take all actions necessary or appropriate to implement the relief granted in this Order.

14.           Any stay of this Order, otherwise required pursuant to Bankruptcy Rule 6004(h), is hereby waived and the terms and conditions of this Order shall be immediately effective and enforceable upon its entry by the Court.  The Equity Commitment Agreement shall not be revised, modified or amended, other than by its respective terms or by any subsequent order of the Court.

15.           This Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order.

Dated:	New York, New York
December 15, 2011

/s/ Martin Glenn
MARTIN GLENN
UNITED STATES BANKRUPTCY JUDGE